SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2004

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1801 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 466-1000

N/A

(Former name or former address, if changed since last report.)

Item 2.    Acquisition or Disposition of Assets.

On May 3, 2004, Powerwave Technologies, Inc., a Delaware corporation, completed the acquisition of LGP Allgon Holding AB, a company organized under the laws of Sweden (“LGP Allgon”). The acquisition was accomplished through an exchange offer for all of the outstanding shares of capital stock of LGP Allgon that commenced on April 2, 2004. In the exchange offer, holders of LGP Allgon stock could elect during the period commencing on April 2, 2004 and ending on April 30, 2004 (“Acceptance Period”), to tender each of their LGP Allgon shares for 1.1 shares of Powerwave common stock. In addition, LGP Allgon shareholders could, under a cash alternative, elect to tender each of their LGP Allgon shares for a fixed cash price of SEK 61.87 ($8.077 at the currency exchange rate of 7.66 SEK per USD as of May 3, 2004) per LGP Allgon share. The cash alternative was subject to an aggregate maximum cap of US $125 million (SEK 957,500,000 at the currency exchange rate of 7.66 SEK per USD as of May 3, 2004).

During the Acceptance Period, shares representing over 77% of the outstanding capital stock of LGP Allgon were tendered. In addition, Powerwave acquired additional shares representing approximately 19% of the outstanding capital stock of LGP Allgon through the exercise of the options granted to Powerwave by certain shareholders of LGP Allgon. The LGP Allgon shares tendered in the exchange offer, when combined with the shares acquired by Powerwave through the exercise of the options, represent over 96% of the outstanding capital stock of LGP Allgon.

Based on the elections made by the LGP Allgon shareholders who tendered their LGP Allgon shares during the Acceptance Period, Powerwave will issue approximately 41 million shares of Powerwave common stock and will pay approximately $88 million at the currency exchange rate of 7.66 SEK per USD as of May 3, 2004 to such LGP Allgon shareholders. The cash portion of the purchase price will be paid from Powerwave’s cash reserves.

Powerwave intends to initiate compulsory acquisition procedures under Swedish law with respect to any shares of LGP Allgon that are not held by Powerwave immediately prior to the commencement of such proceedings.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The consolidated balance sheets as of December 31, 2002 and December 31, 2003, and the related consolidated statements of operations, recognized gains and losses, and cash flow for each of the three years in the period ended December 31, 2003 of LGP Allgon Holding AB and its subsidiaries, are attached hereto as Exhibit 99.4.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial statements, reflecting the exchange offer between Powerwave and LGP Allgon Holding AB were “previously reported” (within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended) in Powerwave’s Registration Statement on Form S-4 dated March 29, 2004.

(c)	Exhibits.

10.1	Agreement entered into between Powerwave and LGP Allgon, dated November 30, 2003 (filed as Exhibit 10.1 to Current Report on Form 8-K on December 3, 2003 and incorporated herein by reference).

10.2	Form of Option Agreement entered into between Powerwave and certain stockholders of LGP Allgon, dated November 30, 2003 (filed as Exhibit 10.2 to Current Report on Form 8-K on December 3, 2003 and incorporated herein by reference).

10.3	Form of Lock-Up Agreement entered into between Powerwave and certain stockholders of LGP Allgon, dated November 30, 2003 (filed as Exhibit 10.3 to Current Report on Form 8-K on December 3, 2003 and incorporated herein by reference).

99.1	English translation of the joint press release issued by Powerwave and LGP Allgon in Sweden, dated December 1, 2003 (filed pursuant to Rule 425 of the Securities Act of 1933, as amended, on December 1, 2003 and incorporated herein by reference).

99.2	Joint press release issued by Powerwave and LGP Allgon in the United States, dated December 1, 2003 (filed pursuant to Rule 425 of the Securities Act of 1933, as amended, on December 1, 2003 and incorporated herein by reference).

99.3	Press release issued by Powerwave dated May 3, 2004.

99.4	Financial statements listed in Item 7(a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date: May 13, 2004	By:	/s/ KEVIN T. MICHAELS

Kevin T. Michaels Senior Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement entered into between Powerwave and LGP Allgon, dated November 30, 2003 (filed as Exhibit 10.1 to Current Report on Form 8-K on December 3, 2003 and incorporated herein by reference).

10.2	Form of Option Agreement entered into between Powerwave and certain stockholders of LGP Allgon, dated November 30, 2003 (filed as Exhibit 10.2 to Current Report on Form 8-K on December 3, 2003 and incorporated herein by reference).

10.3	Form of Lock-Up Agreement entered into between Powerwave and certain stockholders of LGP Allgon, dated November 30, 2003 (filed as Exhibit 10.3 to Current Report on Form 8-K on December 3, 2003 and incorporated herein by reference).

99.1	English translation of the joint press release issued by Powerwave and LGP Allgon in Sweden, dated December 1, 2003 (filed pursuant to Rule 425 of the Securities Act of 1933, as amended, on December 1, 2003 and incorporated herein by reference).

99.2	Joint press release issued by Powerwave and LGP Allgon in the United States, dated December 1, 2003 (filed pursuant to Rule 425 of the Securities Act of 1933, as amended, on December 1, 2003 and incorporated herein by reference).

99.3	Press release issued by Powerwave dated May 3, 2004.

99.4	Financial statements listed in Item 7(a) above.